Exhibit 99.1

Broadcom Inc. Announces First Quarter Fiscal Year 2021 Financial Results and Quarterly Dividends

•Revenue of $6,655 million for the first quarter, up 14 percent from the prior year period
•GAAP net income of $1,378 million for the first quarter; Adjusted EBITDA of $3,941 million for the first quarter
•GAAP diluted EPS of $3.05 for the first quarter; Non-GAAP diluted EPS of $6.61 for the first quarter
•$2,999 million of free cash flow from operations for the first quarter, defined as cash from operations of $3,113 million less capital expenditures of $114 million
•Quarterly common stock dividend of $3.60 per share
•Second quarter revenue guidance of approximately $6.5 billion, an expected increase of 13 percent from the prior year period
•Second quarter Adjusted EBITDA guidance of approximately 59 percent of projected revenue 1

SAN JOSE, Calif. – March 4, 2021 – Broadcom Inc. (Nasdaq: AVGO), a global technology leader that designs, develops and supplies semiconductor and infrastructure software solutions, today reported financial results for its first quarter of fiscal year 2021, ended January 31, 2021, provided guidance for the second quarter of its fiscal year 2021 and announced its quarterly dividends.

“We executed well during our first fiscal quarter driving 14% organic growth year on year,” said Hock Tan, President and CEO of Broadcom Inc. “This growth reflects the critical role our technology franchises play in this environment of accelerated digital transformation.”

“This quarter highlights the strength of our financial model with 14% year over year revenue growth translating to an increase in operating profit of 23%,” said Kirsten Spears, CFO of Broadcom Inc. “We continue to deliver strong free cash flow, approximately $3 billion in the quarter, representing 35% growth on a year on year basis.”

First Quarter Fiscal Year 2021 Financial Highlights

	GAAP			Non-GAAP
(Dollars in millions, except per share data)	Q1 21	Q1 20	Change	Q1 21	Q1 20	Change
Net revenue	$6,655	$5,858	+14%	$6,655	$5,858	+14%
Net income	$1,378	$385	+$993	$2,973	$2,370	+$603
Earnings per common share - diluted	$3.05	$0.74	+$2.31	$6.61	$5.25	+$1.36

________________________________
1 The Company is not readily able to provide a reconciliation of the projected non-GAAP financial information presented to the relevant projected GAAP measure without unreasonable effort.

(Dollars in millions)	Q1 21	Q1 20	Change
Cash flow from operations	$3,113	$2,322	+$791
Adjusted EBITDA	$3,941	$3,265	+$676
Free cash flow	$2,999	$2,214	+$785

Net revenue by segment
(Dollars in millions)	Q1 21		Q1 20		Change
Semiconductor solutions	$4,908	74%	$4,191	72%	+17%
Infrastructure software	1,747	26	1,667	28	+5%
Total net revenue	$6,655	100%	$5,858	100%

The Company’s cash and cash equivalents at the end of the first fiscal quarter were $9,552 million, compared to $7,618 million at the end of the prior quarter.

During the first fiscal quarter, the Company generated $3,113 million in cash from operations and spent $114 million on capital expenditures.

On December 31, 2020, the Company paid a cash dividend of $3.60 per share of common stock, totaling $1,468 million and a cash dividend of $20.00 per share of mandatory convertible preferred stock, totaling $75 million.

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Second Quarter Fiscal Year 2021 Business Outlook

Based on current business trends and conditions, the outlook for the second quarter of fiscal year 2021, ending May 2, 2021, is expected to be as follows:

•Second quarter revenue guidance of approximately $6.5 billion; and
•Second quarter Adjusted EBITDA guidance of approximately 59 percent of projected revenue

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The Company is not readily able to provide a reconciliation of projected Adjusted EBITDA to projected net income without unreasonable effort. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Quarterly Dividends

The Company’s Board of Directors has approved a quarterly cash dividend on its common stock of $3.60 per share. The common stock dividend is payable on March 31, 2021 to common stockholders of record at the close of business (5:00 p.m. Eastern Time) on March 22, 2021.

The Company’s Board of Directors has also approved a quarterly cash dividend on its 8.00% Mandatory Convertible Preferred Stock, Series A, of $20.00 per share. This dividend is payable on March 31, 2021 to preferred stockholders of record at the close of business (5:00 p.m. Eastern Time) on March 15, 2021.

Financial Results Conference Call

Broadcom Inc. will host a conference call to review its financial results for the first quarter fiscal year ended January 31, 2021, and to discuss the business outlook, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 310-8712; International +1 (720) 634-2946. The passcode is 9555701. A replay of the call will be accessible for one week after the call. To access the replay dial (855) 859-2056; International +1 (404) 537-3406; and reference the passcode: 9555701. A webcast of the conference call will also be available in the “Investors” section of Broadcom’s website at www.broadcom.com.

Non-GAAP Financial Measures

The non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Broadcom believes non-GAAP financial information provides additional insight into the Company’s on-going performance. Therefore, Broadcom provides this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons.

In addition to GAAP reporting, Broadcom provides investors with net revenue, net income, operating income, gross margin, operating expenses, cash flow and other data on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, litigation settlements, loss on debt extinguishment, gains (losses) on investments, income (loss) from discontinued operations, non-GAAP tax reconciling adjustments, and other adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The exclusion of these and other similar items from Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Broadcom’s free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

About Broadcom Inc.

Broadcom Inc., (NASDAQ: AVGO), a Delaware corporation headquartered in San Jose, CA, is a global technology leader that designs, develops and supplies a broad range of semiconductor and infrastructure software solutions. Broadcom's category-leading product portfolio serves critical markets including data center, networking, enterprise software, broadband, wireless, storage and industrial. Our solutions include data center networking and storage, enterprise, mainframe and cyber security software focused on automation, monitoring and security, smartphone components, telecoms and factory automation. For more information, go to www.broadcom.com.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include risks associated with: the COVID-19 pandemic, which has, and will likely continue to, negatively impact the global economy and disrupt normal business activity, and which may have an adverse effect on our results of operations; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; global economic conditions and concerns; global political and economic conditions; government regulations, trade restrictions and trade tensions; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; dependence on and risks associated with distributors and resellers of our products; dependence on senior management and our ability to attract and retain qualified personnel; any acquisitions we may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired businesses with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; involvement in legal or administrative proceedings; quarterly and annual fluctuations in operating results; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; cyclicality in the semiconductor industry or in our target markets; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities, warehouses or other significant operations; our ability to improve our manufacturing efficiency and quality; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses;

compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; availability of third party software used in our products; use of open source code sources in our products; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims; market acceptance of the end products into which our products are designed; our ability to sell to new types of customers and to keep pace with technological advances; our compliance with privacy and data security laws; our ability to protect against a breach of security systems; fluctuations in foreign exchange rates; our provision for income taxes and overall cash tax costs, legislation that may impact our overall cash tax costs and our ability to maintain tax concessions in certain jurisdictions; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result.

Our filings with the SEC, which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Ji Yoo
Broadcom Inc.
Investor Relations
408-433-8000
investor.relations@broadcom.com

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	January 31, 2021	November 1, 2020	February 2, 2020

Net revenue	$6,655	$6,467	$5,858
Cost of revenue:
Cost of revenue	1,814	1,753	1,636
Amortization of acquisition-related intangible assets	874	962	950
Restructuring charges	15	5	8
Total cost of revenue	2,703	2,720	2,594
Gross margin	3,952	3,747	3,264
Research and development	1,211	1,182	1,289
Selling, general and administrative	339	405	601
Amortization of acquisition-related intangible assets	494	599	603
Restructuring, impairment and disposal charges	71	35	57
Total operating expenses	2,115	2,221	2,550
Operating income	1,837	1,526	714
Interest expense	(570)	(420)	(406)
Other income (expense), net	117	31	(4)
Income from continuing operations before income taxes	1,384	1,137	304
Provision for (benefit from) income taxes	6	(187)	(76)
Income from continuing operations	1,378	1,324	380
Income from discontinued operations, net of income taxes	—	—	5
Net income	1,378	1,324	385
Dividends on preferred stock	(74)	(74)	(74)
Net income attributable to common stock	$1,304	$1,250	$311

Basic income per share attributable to common stock:
Income per share from continuing operations	$3.20	$3.09	$0.77
Income per share from discontinued operations	—	—	0.01
Net income per share	$3.20	$3.09	$0.78

Diluted income per share attributable to common stock (1):
Income per share from continuing operations	$3.05	$2.93	$0.73
Income per share from discontinued operations	—	—	0.01
Net income per share	$3.05	$2.93	$0.74

Weighted-average shares used in per share calculations:
Basic	407	405	398
Diluted	428	426	420

Stock-based compensation expense included in continuing operations:
Cost of revenue	$32	$38	$43
Research and development	328	318	391
Selling, general and administrative	84	93	111
Total stock-based compensation expense	$444	$449	$545

(1) Excludes the potentially dilutive effect of Mandatory Convertible Preferred Stock as the impact was antidilutive.

BROADCOM INC.
FINANCIAL RECONCILIATION: GAAP TO NON-GAAP — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended
	January 31, 2021	November 1, 2020	February 2, 2020

Gross margin on GAAP basis	$3,952	$3,747	$3,264
Purchase accounting effect on inventory	—	—	11
Amortization of acquisition-related intangible assets	874	962	950
Stock-based compensation expense	32	38	43
Restructuring charges	15	5	8
Acquisition-related costs	3	6	1
Gross margin on non-GAAP basis	$4,876	$4,758	$4,277

Research and development on GAAP basis	$1,211	$1,182	$1,289
Stock-based compensation expense	328	318	391
Acquisition-related costs	1	1	7
Research and development on non-GAAP basis	$882	$863	$891

Selling, general and administrative expense on GAAP basis	$339	$405	$601
Stock-based compensation expense	84	93	111
Acquisition-related costs	41	60	175
Litigation settlements	—	—	13
Selling, general and administrative expense on non-GAAP basis	$214	$252	$302

Total operating expenses on GAAP basis	$2,115	$2,221	$2,550
Amortization of acquisition-related intangible assets	494	599	603
Stock-based compensation expense	412	411	502
Restructuring, impairment and disposal charges	71	35	57
Litigation settlements	—	—	13
Acquisition-related costs	42	61	182
Total operating expenses on non-GAAP basis	$1,096	$1,115	$1,193

Operating income on GAAP basis	$1,837	$1,526	$714
Purchase accounting effect on inventory	—	—	11
Amortization of acquisition-related intangible assets	1,368	1,561	1,553
Stock-based compensation expense	444	449	545
Restructuring, impairment and disposal charges	86	40	65
Litigation settlements	—	—	13
Acquisition-related costs	45	67	183
Operating income on non-GAAP basis	$3,780	$3,643	$3,084

Interest expense on GAAP basis	$(570)	$(420)	$(406)
Loss on debt extinguishment	172	16	5
Interest expense on non-GAAP basis	$(398)	$(404)	$(401)

Other income (loss), net on GAAP basis	$117	$31	$(4)
(Gains) losses on investments	(119)	(10)	18
Acquisition-related gain	(2)	(4)	(4)
Other income (loss), net on non-GAAP basis	$(4)	$17	$10

	Fiscal Quarter Ended
	January 31, 2021	November 1, 2020	February 2, 2020

Provision for (benefit from) income taxes on GAAP basis	$6	$(187)	$(76)
Non-GAAP tax reconciling adjustments	399	578	399
Provision for income taxes on non-GAAP basis	$405	$391	$323

Net income on GAAP basis	$1,378	$1,324	$385
Purchase accounting effect on inventory	—	—	11
Amortization of acquisition-related intangible assets	1,368	1,561	1,553
Stock-based compensation expense	444	449	545
Restructuring, impairment and disposal charges	86	40	65
Litigation settlements	—	—	13
Acquisition-related costs	43	63	179
Loss on debt extinguishment	172	16	5
(Gains) losses on investments	(119)	(10)	18
Non-GAAP tax reconciling adjustments	(399)	(578)	(399)
Discontinued operations, net of income taxes	—	—	(5)
Net income on non-GAAP basis	$2,973	$2,865	$2,370

Weighted-average shares used in per share calculations - diluted on GAAP basis	428	426	420
Non-GAAP adjustment (1)	22	25	31
Weighted-average shares used in per share calculations - diluted on non-GAAP basis	450	451	451

Net income on non-GAAP basis	$2,973	$2,865	$2,370
Interest expense on non-GAAP basis	398	404	401
Provision for income taxes on non-GAAP basis	405	391	323
Depreciation	138	139	146
Amortization of purchased intangibles and right-of-use assets	27	28	25
Adjusted EBITDA	$3,941	$3,827	$3,265

Net cash provided by operating activities	$3,113	$3,348	$2,322
Purchases of property, plant and equipment	(114)	(102)	(108)
Free cash flow	$2,999	$3,246	$2,214

Fiscal Quarter Ending
May 2,
Expected average diluted share count:	2021

Weighted-average shares used in per share calculation - diluted on GAAP basis	430
Non-GAAP adjustment (1)	20
Weighted-average shares used in per share calculation - diluted on non-GAAP basis	450

(1) Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. The non-GAAP adjustment also included the impact of Mandatory Convertible Preferred Stock that was antidilutive on a GAAP basis. For the fiscal quarter ending May 2, 2021, the non-GAAP adjustment includes the impact of Mandatory Convertible Preferred Stock that is expected to be antidilutive on a GAAP basis.

BROADCOM INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(IN MILLIONS)

	January 31, 2021	November 1, 2020

ASSETS
Current assets:
Cash and cash equivalents	$9,552	$7,618
Trade accounts receivable, net	2,524	2,297
Inventory	952	1,003
Other current assets	1,272	977
Total current assets	14,300	11,895
Long-term assets:
Property, plant and equipment, net	2,496	2,509
Goodwill	43,457	43,447
Intangible assets, net	15,419	16,782
Other long-term assets	1,300	1,300
Total assets	$76,972	$75,933

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$898	$836
Employee compensation and benefits	494	877
Current portion of long-term debt	864	827
Other current liabilities	4,438	3,831
Total current liabilities	6,694	6,371
Long-term liabilities:
Long-term debt	41,068	40,235
Other long-term liabilities	5,211	5,426
Total liabilities	52,973	52,032

Preferred stock dividend obligation	26	27

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	24,080	23,982
Retained earnings	—	—
Accumulated other comprehensive loss	(107)	(108)
Total stockholders' equity	23,973	23,874
Total liabilities and equity	$76,972	$75,933

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended
	January 31, 2021	November 1, 2020	February 2, 2020

Cash flows from operating activities:
Net income	$1,378	$1,324	$385
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible and right-of-use assets	1,395	1,589	1,582
Depreciation	138	139	146
Stock-based compensation	444	449	545
Deferred taxes and other non-cash taxes	(149)	(459)	(72)
Loss on debt extinguishment	172	16	5
Unrealized gain on investments	(119)	—	—
Non-cash restructuring, impairment and disposal charges	15	12	11
Non-cash interest expense	22	25	30
Other	(5)	(9)	19
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	(247)	391	(392)
Inventory	51	67	40
Accounts payable	44	(230)	117
Employee compensation and benefits	(375)	142	(217)
Other current assets and current liabilities	408	(131)	346
Other long-term assets and long-term liabilities	(59)	23	(223)
Net cash provided by operating activities	3,113	3,348	2,322

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(8)	—	(10,870)
Purchases of property, plant and equipment	(114)	(102)	(108)
Proceeds from disposals of property, plant and equipment	—	2	—
Other	—	—	(9)
Net cash used in investing activities	(122)	(100)	(10,987)

Cash flows from financing activities:
Proceeds from long-term borrowings	9,904	—	15,381
Repayment of debt	(9,200)	(3,000)	(4,537)
Other borrowings, net	—	—	718
Payment of dividends	(1,543)	(1,395)	(1,372)
Shares repurchased for tax withholdings on vesting of equity awards	(225)	(185)	(169)
Issuance of common stock	35	102	37
Other	(28)	(9)	(4)
Net cash provided by (used in) financing activities	(1,057)	(4,487)	10,054

Net change in cash and cash equivalents	1,934	(1,239)	1,389
Cash and cash equivalents at beginning of period	7,618	8,857	5,055
Cash and cash equivalents at end of period	$9,552	$7,618	$6,444

Supplemental disclosure of cash flow information:
Cash paid for interest	$372	$383	$381
Cash paid for income taxes	$147	$202	$131